Exhibit 99.2
Anteris Reports 2025 Financial Results and Provides Corporate Update

MINNEAPOLIS, United States and BRISBANE, Australia 27 February 2026: Anteris Technologies Global Corp. (“Anteris” or the “Company”) (NASDAQ: AVR, ASX: AVR) a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function, today reported financial results for the full year ended 31 December 2025, and provided a corporate update.

2025 Full Year Highlights & Recent Developments

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Initiated the global pivotal PARADIGM Trial, building on experience from successfully treating 130 patients with the DurAVR® THV, including de novo (first time) aortic stenosis cases, complex anatomies and valve-in-valve patients

•	Received FDA Investigational Device Exemption (“IDE”) approval in the fourth quarter of 2025 to initiate the PARADIGM Trial in the United States

•	Reported favourable 30-day (100 patients) and 1-year (65 patients) DurAVR® THV clinical outcomes from rolling cohorts of small annuli, symptomatic severe aortic stenosis patients

•	Completed the first “double DurAVR®” implant in a patient receiving a valve-in-valve replacement in both the mitral and aortic valve positions

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Strengthened operational infrastructure and advanced quality management system buildout while advancing manufacturing scale-up to support clinical activities, including ISO 13485 certification for DurAVR® THV production

•	Appointed David Roberts and Gregory Moss to serve as two new independent directors on the Board of Directors

•	Received approval from the Company’s stockholders for ASX Limited’s grant to the Company of a waiver from ASX Listing Rule 7.1

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Completed aggregate capital raises totalling US$320 million in early 2026, including a strategic investment from Medtronic, plc to support execution of the PARADIGM Trial and advance the Company toward global commercialization of the DurAVR® THV System

“2025 was a pivotal year for Anteris, advancing DurAVR® with disciplined execution, strengthening our clinical foundation, and positioning the company for long term leadership in structural heart. We converted strategy into measurable progress, reinforcing our competitive position and accelerating our path toward commercial readiness. The progress achieved in 2025 has strengthened our foundation and sharpened our trajectory toward becoming a leader in next-generation TAVR. We remained focused on what matters most; advancing clinical evidence, strengthening our balance sheet, and building sustainable long-term value,” said Wayne Paterson, Vice Chairman and Chief Executive Officer of Anteris.

2025 Financial Results

The financial results for Anteris for the year ended 31 December 2025, are presented below.

The Company’s net operating cash outflows for the year ended 31 December 2025, were US$77.8 million, in line with the increase in clinical, regulatory and manufacturing requirements to support the PARADIGM Trial. Reflecting this clinical focus, the key areas of the Company’s operating expenditures for the year ended 31 December 2025, were as follows:

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R&D expenses were US$69.1 million and included the upscaling of manufacturing and quality capabilities, including process design and validation activities, an increase in R&D headcount, PARADIGM Trial preparatory activities, including clinical costs associated with the enrolment of additional patients and the scaling of our field-based clinical team, and expansion of our medical affairs activities, partially offset by lower DurAVR® THV product research costs as we shifted our focus to clinical, regulatory and manufacturing activities ahead of the PARADIGM Trial.

•	Selling, general and administrative expenses were US$26.1 million.

Anteris refers to the detailed financial information contained in its Annual Report on Form 10-K for the fiscal year ended 31 December 2025 including the discussion under the headings “Item 1A. Risk Factors” and “Item 7. Management’s Discussion & Analysis of Financial Condition and Results of Operations.”

ENDS

Anteris Technologies Global Corp.
860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	BRISBANE | MINNEAPOLIS | GENEVA | MALAGA	Toowong Tower, Level 3, Suite 302 9 Sherwood Road, Toowong QLD 4066, Australia T: +61 1300 550 310 info.au@anteristech.com ARBN: 677 960 235

anteristech.com

About the PARADIGM Trial

The PARADIGM Trial is a prospective randomized controlled trial which will evaluate the safety and effectiveness of the DurAVR® THV compared to commercially available transcatheter aortic valve replacements (“TAVRs”).

This head-to-head study will enroll approximately 1,000 patients in the ‘All Comers Randomized Cohort' with 1:1 randomization of patients who will receive either the DurAVR® THV or TAVR using commercially available and approved THVs. The PARADIGM Trial will assess non-inferiority on a primary composite endpoint of all-cause mortality, all stroke and cardiovascular hospitalization at one year post procedure.

The PARADIGM Trial is actively recruiting with the first patients enrolled and implanted during the fourth quarter of 2025. For further information, please refer to ClinicalTrials.gov NCT07194265.

About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR® Transcatheter Heart Valve (“THV”), was designed in collaboration with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow.  DurAVR® THV is made using a single piece of molded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology. ADAPT® tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide.  The DurAVR® THV System is comprised of the DurAVR® valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Forward-Looking Statements

This announcement contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in Anteris’ Annual Report on Form 10-K for the fiscal period ended December 31, 2025 that was filed with the Securities and Exchange Commission and ASX. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Anteris does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Authorisation and Additional information

This announcement was authorised for release on the ASX by the Board of Directors.

For more information:

Global Investor Relations	Investor Relations (US)
investors@anteristech.com	mchatterjee@bplifescience.com
Debbie Ormsby	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Blueprint Life Science Group
+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
LinkedIn	https://www.linkedin.com/company/anteristech

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